GLENN, BURDETTE, PHILLIPS AND BRYSON
                         CERTIFIED PUBLIC ACCOUNTANTS
                          A Professional Corporation
                              1150 Palm Street
                       San Luis Obispo, California 93401








July 24, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Capco Energy, Inc. (File No. 0-10157)

Gentlemen:

We have read Item 4 included in the attached Form 8-K dated July 19, 2000, of Capco Energy, Inc. and are in agreement with the statements contained therein.

Very truly yours,


/s/ Glenn, Burdette, Phillips and Bryson
Glenn, Burdette, Phillips and Bryson